Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000

                  FORM OF MONTHLY CERTIFICATEHOLDERS STATEMENT
                       THE CHASE MANHATTAN BANK USA, N.A.
                    Chase Manhattan Credit Card Master Trust
                                  Series 1996-3


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
                                                     For the Distribution Date                                              05/15/00

                                                     For the Monthly Period                                                       47
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
Under Section 5.02 of the Pooling and Servicing Agreement dated as of June 1,
1991 and the Series 1996-3 Supplement dated as of June 1, 1996 (together, the
Agreement) by and between The Chase Manhattan Bank USA, N.A. (Chase) and Yasuda
Bank and Trust Company (U.S.A.), as trustee (the Trustee), Chase, as Servicer, is required to prepare certain information each month regarding current distributions to Series 1996-3 Certificateholders and the performance of the
Chase Manhattan Credit Card Master Trust (the Trust)
and the Series 1996-3 Class A Certificates and Series 1996-3 Class B Certificates                                           05/15/00
during the previous month. The information which is required to be prepared with respect                             April    , 2000
to the Distribution Date and with respect to the performance of the Trust during the                                              47
month (the Monthly Period) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1996-3 Investor Certificate
(a Certificate).  Certain other information is presented based on the aggregate amounts for the Trust as a whole.  Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.


I. INFORMATION REGARDING THE CURRENT MONTHLY DISTRIBUTION TO THE CLASS A AND CLASS B CERTIFICATEHOLDERS (STATED ON THE BASIS OF $1,000 ORIGINAL
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000
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
       CERTIFICATE PRINCIPAL AMOUNT)

       A)   The total amount of the distribution to Series 1996-3 Certificateholders on                                     05/15/00
            per $1,000 original certificate principal amount
            (1)                   Class A Certificateholders                                                                5.866667
            (2)                   Class B Certificateholders                                                                6.008333

       B)   The amount of the distribution set forth
            in paragraph 1 above in respect of
            principal of the 1996-3 Certificates,
            per $1,000 original certificate
            principal amount
            (1)                   Class A Certificateholders                                                                0.000000
            (2)                   Class B Certificateholders                                                                0.000000

       C)   The amount of the distribution set forth
            in paragraph 1 above in respect of
            interest on the 1996-3 Certificates, per
            $1,000 original certificate principal
            amount
            (1)                   Class A Certificateholders                                                                5.866667
            (2)                   Class B Certificateholders                                                                6.008333
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000

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
II.   INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

      A)    Collections
            (1)    The aggregate amount of Collections processed with respect to
                   the preceding Monthly Period and allocated to the Series 1996-3 Certificates was equal to          139,815,226.30
            (2)    The Payment Rate with respect to the preceding Monthly
                   Period was equal to                                                                                       12.40 %
                   The monthly payment rate for the 2nd preceding Monthly                                                         46
                   Period was equal to                                                                                       13.66 %
                   The monthly payment rate for the 3rd preceding Monthly                                                         45
                   Period was equal to                                                                                       12.65 %
            (3)a.  The aggregate amount of Collections of Principal Receivables processed with respect to the preceding Monthly Period which
                   were allocated in respect of the Series 1996-3 Certificates                                        124,346,087.40
            (3)b.  The aggregate amount of Investor Defaults treated as
                   Available Principal Collections prusuant to sections 4.08 a.(iii), 4.10 (b),(e),(l)                  4,294,337.87
            (4)    The aggregate amount of Collections of Finance Charge
                   Receivables processed with respect to the preceding Monthly
                   Period which were allocated in respect of the Series 1996-3 Certificates                            15,469,138.91

      B)    Deficit Controlled Amortization Amount                                                                              0.00

      C)    Principal Receivables in the Trust and Allocation Percentages
            (1)    The aggregate amount of Principal Receivables in the Trust as of the end of the preceding Monthly Period (represented by the Seller Interest, the Investor Interest of Series 1996-3,
                   and the Investor Interest of all other outstanding Series)                                       2,838,170,460.67
            (2)    The Investor Interest as of the last day of the preceding Monthly Period
                   (a)   Investor Interest                                                                          1,069,519,786.10
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000
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
                   (b)   Class A Investor Interest                                                                    957,220,000.00
                   (c)   Class B Investor Interest                                                                     42,780,000.00
                   (d)   Collateral Interest                                                                           69,519,786.10
            (3)    The Investor Interest set forth in paragraph C(2)(a) above as a percentage of the aggregate amount of Principal Receivables
                   set forth in paragraph C(1) above                                                                       37.6834 %
            (4)    The Class A Investor Interest set forth in paragraph C(2)(b)
                   above as a percentage of the aggregate amount of Principal
                   Receivables set forth in paragraph C(1) above                                                           33.7267 %
            (5)    The Class B Investor Interest set forth in paragraph C(2)(c)
                   above as a percentage of the aggregate amount of Principal
                   Receivables set forth in paragraph C(1) above                                                            1.5073 %
            (6)    The Collateral Interest set forth in paragraph C(2)(d) above as a percentage of the aggregate amount of Principal Receivables
                   set forth in paragraph C(1) above                                                                        2.4495 %
            (7)    The Class A Floating Percentage                                                                         89.5000 %
            (8)    The Class B Floating Percentage                                                                          3.9999 %
            (9)    The Class B Principal Percentage                                                                         3.9999 %
            (10)   The Collateral Floating Percentage                                                                       6.5001 %
            (11)   The Collateral Principal Percentage                                                                      6.5001 %
            (12)   The Floating Allocation Percentage                                                                      37.1175 %
            (13)   The Principal Allocation Percentage                                                                     37.1175 %

      D)    Portfolio Yield and Base Rate
            (1)    The annualized Portfolio Yield for the preceding Monthly Period
                   was equal to                                                                                              17.36 %
                   The annualized portfolio yield for the 2nd preceding Monthly                                                   46
                   Period was equal to                                                                                       19.35 %
                   The annualized portfolio yield for the 3rd preceding Monthly                                                   45
                   Period was equal to                                                                                       18.53 %
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000
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
                   The three month average Portfolio Yield was equal to                                                      18.41 %
            (2)    Base Rate for the preceding Monthly Period was equal to                                                    9.17 %
                   The Base Rate for the 2nd preceding Monthly                                                                    46
                   Period was equal to                                                                                        9.16 %
                   The Base Rate for the 3rd preceding Monthly                                                                    45
                   Period was equal to                                                                                        9.15 %

      E)    Delinquent Balances
            The aggregate amount of outstanding
            balances in the Accounts which were
            delinquent as of the end of the last day of the preceding Monthly Period:

            Up to 29 Days
            Aggregate Account Balance                                                                                 134,929,102.78
            As a Percentage of Receivables                                                                                    4.55 %

            (2) 30 - 59 Days
            Aggregate Account Balance                                                                                  34,441,143.37
            As a Percentage of Receivables                                                                                    1.16 %

            (3) 60 - 89 Days
            Aggregate Account Balance                                                                                  25,632,567.11
            As a Percentage of Receivables                                                                                    0.86 %

            (4) 90 or More Days
            Aggregate Account Balance                                                                                  53,936,360.15
            As a Percentage of Receivables                                                                                    1.82 %

            Total
            Aggregate Account Balance                                                                                 248,939,173.41
            As a Percentage of Receivables                                                                                    8.39 %
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000

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
     F)     Investor Default Amount
            (1)    The aggregate amount of all defaulted Principal Receivables written off as uncollectible with respect to Billing Cycles ending during the preceding
                   Monthly Period allocable to the Investor Interest less Recoveries allocable to the Investor Interest (the Series
                   1996-3 Aggregate Investor Default Amount)                                                            4,294,337.87
            (2)    The portion of the series 1996-3 Aggregate Investor Default Amount allocable
                   to the Class A Investor Interest (the Class A Investor Default Amount)                               3,843,431.56
            (3)    The portion of the Series 1996-3 Aggregate Investor Default Amount allocable
                   to the Class B Investor Interest (the Class B Investor Default Amount)                                 171,770.34
            (4)    The portion of the Series 1996-3 Aggregate Investor Default Amount
                   allocable to the Collateral Investor Interest (the Collateral
                   Investor Default Amount)                                                                               279,135.98

            (5)    The annualized investor default percentage (Series 1996-3 Aggregate
                   Investor Default Amount/Investor Interest) x 12 for the preceding
                   Monthly Period was equal to                                                                                4.82 %
                   The annualized investor default % for (the 2nd preceding Monthly Period), the                                  46
                   Monthly Period, was equal to                                                                               5.44 %
                   The annualized investor default % for (the 3rd preceding Monthly Period), the                                  45
                   Monthly Period, was equal to                                                                               5.60 %

     G)     Investor Charge Offs
            (1)    The aggregate amount of Class A Investor Charge-Offs for the preceding
                   Monthly Period                                                                                               0.00
            (2)    The aggregate amount of Class A Investor Charge Off per $1,000 original Certificate
                   Principal Amount                                                                                             0.00
            (3)    The aggregate amount of Class A Investor Charge-Offs reimbursed on the
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                        May 15 2000
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
                   Transfer Date immediately preceding the Distribution Date                                                    0.00
            (4)    The amount of the reimbursed Investor Charge-Offs set forth in paragraph
                   G(2) above, per $1,000 original Class A Certificate principal amount                                         0.00
            (5)    The aggregate amount of Class B Investor Charge-Offs for such
                   Monthly Period                                                                                               0.00
            (6)    The aggregate amount of Class B Investor Charge Off per $1,000 original Certificate Principal Amount         0.00
            (7)    The aggregate amount of Class B Investor Charge-Offs reimbursed on the
                   Transfer Date immediately preceding such Distribution Date                                                   0.00
            (8)    The amount of the reimbursed Investor Charge-Offs set forth in paragraph
                   G(6) above, per $1,000 original Class B Certificate principal amount                                         0.00
            (9)    The aggregate amount of Investor Charge-Offs                                                                 0.00
            (10)   The aggregate Investor Charge Off per $1,000 Original Certificate
                   Principal Amount                                                                                             0.00
            (11)   The aggregate amount of reimbursed Investor Charge-Offs                                                      0.00
            (12)   The amount of the reimbursed Investor Charge-Offs set forth in paragraph
                   G(9) above, per $1,000 original Investor principal amount                                                    0.00

     H)     Shared Excess Finance Charge Collection
            The aggregate amount of shared Excess Finance Charge Collections during the preceding
            Monthly Period which were allocated to the Series 1996-3 Certificates                                               0.00

     I)     Shared Principal Collections
            The aggregate amount of Shared Principal Collections during the preceding Monthly Period
            allocated to the Series 1996-3 Certificates                                                                         0.00

     J)     Reallocated Principal Collections
            (1)   Collections of Principal Receivables allocable to Class B Certificates paid with respect to Class A Certificates to make up deficiencies in Class
                  A Required Amount for any Monthly Period                                                                      0.00
            (2)   Collections of Principal Receivables allocable to Collateral Interest
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                   May 15 2000
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
                   paid with respect to Class B Certificates to make up deficiencies
                   in Class B Required Amount                                                                                   0.00

     K)     Monthly Investor Servicing Fee
            (1)    The amount of the Monthly Investor Servicing Fee payable by
                   the Trust to the Servicer for the preceding Monthly Period                                           1,916,222.95
            (2)    The amount of the Class A Monthly Servicing Fee payable by
                   the Trust for the preceding Monthly Period                                                           1,715,019.17
            (3)    The amount of the Class B Monthly Servicing Fee payable by
                   the Trust to the Servicer for the preceding Monthly Period                                              76,647.50
            (4)    The amount of the Collateral Monthly Servicing Fee payable by
                   the Trust to the Servicer for the preceding Monthly Period                                             124,556.28

     L)     Collateral Interest
            (1)    The Available Collateral Interest, as of the close of Transfer Date
                   for the preceding Monthly Period was equal to                                                       69,519,786.10

     M)     Required Collateral Interest
            (1)    The Required Collateral interest as of the Transfer Date for the
                   preceding Monthly Period was equal to                                                               69,519,786.10


III. THE POOL FACTOR

            A) The Pool Factor for the Record Date for the distribution to be made on the
            Distribution date (which represents the ratio of the amount of the Investor Interest as of such Record Date (determined after taking into account any reduction in the
            Investor Interest which will occur on the Distribution Date) to the Initial
            Investor Interest). The amount of a Certificateholders pro rata share of the
            Investor Interest can be determined by multiplying the original denomination of the
            Certificateholders Certificate by the Pool Factor.                                                            1.00000000
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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Chase Manhattan Credit Card Master Trust Series 1996-3
                                  May 15 2000


                                  THE CHASE MANHATTAN BANK USA, N.A.
                                  Servicer

                                  By:
                                     -------------------------
                                  Name:        Patricia Garvey
                                  Title:       Vice President





                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION